                                 AMENDMENT NO. 1
                         TO VOTING AGREEMENT AND CONSENT

                  This Amendment No. 1 to Voting Agreement and Consent, dated as of June 12, 2001 (this "Amendment"), to the Voting Agreement, dated as of July 18, 2000 (the "Voting Agreement"), by and among Plum Creek Timber Company, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), Georgia-Pacific Corporation, a corporation organized under the laws of the state of Georgia ("Georgia-Pacific"), and each other person set forth on the signature pages hereof. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Voting Agreement.

                  WHEREAS, concurrently with the execution and delivery of the Voting Agreement, the Company, Georgia-Pacific and the direct or indirect wholly owned subsidiaries of Georgia-Pacific (collectively, the "Spincos") entered into an Agreement and Plan of Merger, dated as of July 18, 2000 (the "Merger Agreement"), pursuant to which each of the Spincos will be merged with and into the Company, with the Company being the surviving corporation in the merger;

                  WHEREAS, the Company, Georgia-Pacific and the Spincos intend concurrently with the execution of this Amendment to execute Amendment No. 1 to the Merger Agreement in order to provide for certain changes to the terms and conditions thereof (the "Merger Agreement Amendment"); and

                  WHEREAS, the parties to this Amendment now desire to amend and reaffirm certain provisions of the Voting Agreement in accordance with Section 10(j) of the Voting Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. The first recital of the Voting Agreement is hereby amended to delete such recital in its entirety and insert in its stead the following:

                  "WHEREAS, the Company, Georgia-Pacific and the direct or indirect wholly owned subsidiaries of Georgia-Pacific party thereto (collectively, the "Spincos") entered into an Agreement and Plan of Merger, dated as of July 18, 2000, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 12, 2001, attached as Exhibit A hereto (the "Merger Agreement"), pursuant to which each of the Spincos will be merged with and into the Company, with the Company being the surviving corporation in the merger (the "Merger");".

                  2. The second recital of the Voting Agreement is hereby amended to delete the word "Triton" and insert in its stead the words "Timber Group" in the second line thereto.

                  3. Section 1 of the Voting Agreement is hereby amended to insert the defined term "Principals" to read as follows in its entirety:

                  "Principals" shall mean Messrs. William E. Oberndorf, William
J. Patterson and John H. Scully, collectively.

                  4. Section 2(a) of the Voting Agreement is hereby amended as follows:

                  (a) to add the words "and each Principal hereby irrevocably consents to such election" to the end of the first sentence.

                  (b) to add the words "and Principal" after the words "Each Securityholder" in the second sentence.

                  (c) to add the words "and Principal" after the words "Each Securityholder" in the third sentence.

                  (d) to delete the "(i)" in the twelfth line thereto.

                  (e) to delete the words "and (ii) rights under Section 2(b) below" in the fourteenth line thereto.

                  5. Section 2(b) of the Voting Agreement is hereby amended to read in its entirety as follows:

                  Each Securityholder and Principal hereby permanently and irrevocably waives, simultaneously with the consummation of the Merger, any and all rights to designate any nominees to the board of directors of the Company under Section 3.5 "Control Rights" of the Amended and Restated Agreement and Plan of Conversion, dated as of July 17, 1998, by and among the Company, Plum Creek Timber Company, L.P. and Plum Creek Management Company, L.P. (the "Conversion Agreement"). Each Securityholder and Principal understands and acknowledges that such waiver of rights under Section 3.5 of the Conversion Agreement will permanently and irrevocably extinguish any rights of the Securityholders and Principals to designate any directors of the Company under either the Conversion Agreement or Section C of Article Fifth of the Certificate of Incorporation of the Company.

                  6. Section 2(c) of the Voting Agreement is hereby amended to read in its entirety as follows:

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                  Each Securityholder and Principal hereby affirms that such irrevocable elections and consents shall survive such Securityholder's or Principal's death, incapacity or incompetence or the transfer of any Security.

                  7. Section 5(c) of the Voting Agreement is hereby amended to
(a) add the words "and Principal" after each occurrence of the word "Securityholder" and (b) add the words "and Principal's" after each occurrence of the word "Securityholder's."

                  8. Giving effect to the terms and conditions set forth in the Merger Agreement, as amended by the Merger Agreement Amendment, each Securityholder affirms and agrees to be bound by each of its obligations under the Voting Agreement as hereby amended.

                  9. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                                   PLUM CREEK TIMBER COMPANY, INC.



                                   By: /s/ Rick R. Holley
                                      ------------------------------------------
                                      Name:  Rick R. Holley
                                      Title: President and Chief Executive
                                             Officer


                                   GEORGIA-PACIFIC CORPORATION



                                   By: /s/ A.D. Correll
                                      ------------------------------------------
                                      Name:  A.D. Correll
                                      Title: Chairman, Chief Executive,
                                             Officer and President


                                   PC ADVISORY PARTNERS I, L.P.

                                   By:      PC Advisory Corp. I
                                            Its general partner



                                            By: /s/ William J. Patterson
                                               ---------------------------------
                                               Name:  William J. Patterson
                                               Title: Vice President

                                   PC INTERMEDIATE HOLDINGS, L.P.

                                   By:      PC Advisory Partners I, L.P.
                                            Its general partner

                                   By:      PC Advisory Corp. I
                                            Its general partner



                                             By: /s/ William J. Patterson
                                                --------------------------------
                                                Name:  William J. Patterson
                                                Title: Vice President



                                    WILLIAM E. OBERNDORF
                                     /s/ William E. Oberndorf
                                    --------------------------------



                                    WILLIAM J. PATTERSON
                                     /s/ William J. Patterson
                                    --------------------------------



                                    JOHN H. SCULLY
                                     /s/ John H. Scully
                                    --------------------------------

                                 SPOUSAL CONSENT

         I, the undersigned, being the spouse of WILLIAM E. OBERNDORF, hereby represent that I have read and understand (i) the Voting Agreement and Consent, dated as of July 18, 2000, by and among Plum Creek Timber Company, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), Georgia-Pacific Corporation, a corporation organized under the laws of the state of Georgia ("Georgia-Pacific"), and each other person set forth on the signature pages thereto and (ii) the foregoing Amendment No. 1 to Voting Agreement and Consent, and hereby consent to the transactions contemplated by such agreements and agree to be bound by the provisions thereof.

                                       /s/ Susan C. Oberndorf
                                      --------------------------------
                                      Name: Susan C. Oberndorf

                                 SPOUSAL CONSENT

         I, the undersigned, being the spouse of WILLIAM J. PATTERSON hereby represent that I have read and understand (i) the Voting Agreement and Consent, dated as of July 18, 2000, by and among Plum Creek Timber Company, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), Georgia-Pacific Corporation, a corporation organized under the laws of the state of Georgia ("Georgia-Pacific"), and each other person set forth on the signature pages thereto and (ii) the foregoing Amendment No. 1 to Voting Agreement and Consent, and hereby consent to the transactions contemplated by such agreements and agree to be bound by the provisions thereof.

                                       /s/ Elizabeth R. Patterson
                                      --------------------------------
                                      Name: Elizabeth R. Patterson

                                 SPOUSAL CONSENT

         I, the undersigned, being the spouse of JOHN H. SCULLY hereby represent that I have read and understand (i) the Voting Agreement and Consent, dated as of July 18, 2000, by and among Plum Creek Timber Company, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), Georgia-Pacific Corporation, a corporation organized under the laws of the state of Georgia ("Georgia-Pacific"), and each other person set forth on the signature pages thereto and (ii) the foregoing Amendment No. 1 to Voting Agreement and Consent, and hereby consent to the transactions contemplated by such agreements and agree to be bound by the provisions thereof.

                                       /s/ Irene S. Scully
                                      --------------------------------
                                      Name: Irene S. Scully